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                                                                    EXHIBIT 10-A
                            Elliott Associates, L.P.
                                712 Fifth Avenue
                            New York, New York 10019

                          Westgate International, L.P.
                      c/o Stonington Management Corporation
                                712 Fifth Avenue
                            New York, New York 10019

                             Alexander Finance, L.P.
                               1560 Sherman Avenue
                            Evanston, Illinois 60201


                                November 5, 1999

Illinois Superconductor Corporation
451 Kingston Court
Mt. Prospect, Illinois 60056

                  RE:      ADDITIONAL INVESTMENT

Ladies and Gentlemen:

                  Reference is made to the Securities Purchase Agreement, dated as of March 31, 1999, by and among you (the "Company"), the undersigned, and State Farm Mutual Automobile Insurance Company ("State Farm") (the "6% Note Agreement") and the Notes and Warrants issued thereunder, (the "6% Notes" and "6% Warrants," respectively) and the Registration Rights Agreement, dated as of March 31, 1999, by and among the Company, the undersigned and State Farm (the "Registration Rights Agreement").

1.  Additional Investment.

    (a) The undersigned, concurrently with the execution and delivery of this Agreement, hereby purchase from the Company: (i) new notes in the aggregate principal amount of $1,000,000, maturing on January 2, 2001 ("New Notes") and bearing interest thereon at the annual rate of 10%, payable in kind in the manner provided in the 6% Notes and (ii) new warrants to purchase until the fifth anniversary of the date hereof, 400,000 shares of the Company's common stock par value $.01 per share ("Common Stock") at an exercise price of $0.25 per share, subject to adjustment as set forth therein (the "New Warrants"). The New Notes shall be convertible into shares of Common Stock at the conversion price of $0.25, subject to adjustment as set forth therein. The amount of New Notes and New Warrants purchased by each of the undersigned, and the Purchase Price payable concurrently with each purchase, is set forth on Schedule I hereto.

    (b) Except as set forth herein, the New Notes and New Warrants shall contain the same terms as the 6% Notes and 6% Warrants, respectively, as modified by this Agreement. The New Notes and New


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    Warrants are deemed to be outstanding on the date hereof for all purposes.
    At the request of any of the undersigned, but subject to any prior issuance, transfer, conversion, redemption or exercise by the holders of New Notes and New Warrants, the Company promptly shall issue to such person in physical form the New Notes and New Warrants purchased by such person, which shall be dated as of the date hereof. At the request of any of the undersigned, the Company promptly shall issue to such person in physical form the Notes and Warrants, in each case as defined below (other than the New Notes and New Warrants) held by such person, at the time of such request, reflecting the amendments set forth in this Agreement, but only upon delivery for cancellation to the Company of such Notes and Warrants (or in lieu thereof an affidavit from such person of lost note or warrant containing an agreement reasonably satisfactory to the Company indemnifying the Company from any loss incurred by it in connection with such lost Notes or Warrants).

    (c) Notwithstanding anything herein or in the 6% Note Agreement, the 2% Note Agreement (as defined below), New Notes, 6% Notes, Amended 2% Notes (as defined in the 6% Note Agreement) or the 2% Notes (as defined below) to the contrary, the Company shall be entitled to pay pay-in-kind interest rather than cash interest on such notes through the one year anniversary of the date hereof and thereafter to the extent permitted by the applicable documents. In addition, the Company and the undersigned agree that the market quotation system on which Common Stock is currently quoted shall be deemed "an exchange or quotation system" for purposes of clause (iii) in
    Section 3(a)(ii) of each of the New Notes, 6% Notes, Amended 2% Notes and 2% Notes.

2. Security. The Company's obligation to the undersigned under the New Notes, the 6% Notes, the Amended 2% Notes (as defined in the 6% Note Agreement) and the 2% Notes issued pursuant to the securities purchase agreement dated as of May 15, 1998, by and among the Company, the undersigned, State Farm, Spring Point Partners, LP and Spring Point Offshore Fund (the "2% Note Agreement") and not amended pursuant to the 6% Note Agreement (the "2% Notes") and any notes issued pursuant to the option in Section 7 hereof shall be secured by a first lien on all the assets of the Company (except in the case of accounts receivable and inventory, for which a lien junior to the secured party under the Factoring Agreement, dated as of October 6, 1999 by and between the Company and Franklin Capital Corporation, will be issued) pursuant to the terms of a Security Agreement, dated as of the date hereof (the "Security Agreement"), by and among the Company and the undersigned.

3. Adjustment to Conversion and Exercise Prices. In consideration of the purchase price paid by the undersigned pursuant to Section 1(a) (which the Company and the undersigned agree shall be the sole consideration), (i) the conversion prices of all of the existing 6% Notes, Amended 2% Notes and 2% Notes held by the undersigned are hereby reset to $0.25, subject to further adjustment as set forth therein and (ii) the exercise prices of the 6% Note Warrants, Amended 2% Note Warrants and 2% Note Warrants (as such terms are defined in the 6% Note Agreement) (the "Note Warrants") held by the undersigned are hereby reset to $0.25, subject to further adjustment as set forth therein and (iii) the exercise price of any warrants to purchase Common Stock issued to the undersigned on October 29, 1997 and expiring on October 29, 2001 (the "Series G Warrants" and together with the Note Warrants and the New Warrants, the "Warrants") is hereby reset to $0.25, subject to further adjustment as forth therein.






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4.  Board Designations.

    (a) Not later than one business day following the closing of the sale and issuance of the New Notes and New Warrants and the amendment of the 6% Notes, Amended 2% Notes, 2% Notes and Note Warrants, pursuant to the terms of the Agreement, the Company shall reconstitute its Board of Directors such that Robert Mitchum will leave the Board and Mark Brodsky, Samuel Perlman and George Calhoun will be added to the Board; provided that if at the time of reconstitution of the Board, there have been additional departures from the Board, if necessary to avoid the obligation to file disclosure documents under Rule 14f-1 under the Exchange Act (as defined below) with respect to the undersigned's designees, the undersigned will appropriately make deletions from its list of designees.

    (b) Thereafter, for so long as any of the undersigned shall hold any outstanding New Notes, 6% Notes, Amended 2% Notes or 2% Notes, notes issued pursuant to Section 7 hereof (the "Notes"), if (i) one of the aforementioned persons designated to be added to the Company's Board of Directors resigns, dies or becomes incapacitated, and the Company does not within one week fill such vacancy with a person selected or approved by the holders of a majority in principal amount of Notes held by the undersigned; or (ii) at any time the holders of a majority in principal amount of Notes held by the undersigned indicate to the Company their selections to be members of the Company's Board of Directors (which selections may constitute up to two-thirds of the Board) and the Company shall fail to take such actions (whether by designating the undersigned's selections to vacancies (created through resignations, removals or if necessary by increasing the size of the Board), designating the undersigned's selections as the Company's candidates at the Company's annual meeting, or otherwise) as shall be necessary to place the undersigned's selections on the Board within one week of request; or (iii) the stockholders of the Company shall not have voted in favor of the selections of the undersigned at the next meeting of stockholders at which directors are elected, then a "Business Combination" for purposes of the Notes shall immediately be deemed to have occurred and the undersigned shall have the rights to redeem their Notes pursuant to the terms contained therein in such event. The foregoing clause (ii) is not intended to permit the holders of Notes to designate the size of the Company's Board of Directors, but rather to determine the composition of up to two thirds of the Board. The obligations of the Company under this Section 4(b) are subject to the deferral set forth below, to permit compliance with Rule 14f-1 promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Where Rule 14f-1 applies, the Company shall file the required information with the Securities and Exchange Commission (and send such information to stockholders of record) within one week of the request by the undersigned to add a person(s) to the Board and the provision of required information by the undersigned with respect to such person(s); provided that such required information shall be filed with the Securities and Exchange Commission within four weeks of the request by the undersigned if such request for additions to the Board is made between December 20, 1999 and January 31, 2000. In addition, the undersigned's selection of a person to be a member of the Board of Directors is subject to the Board's right to refuse to appoint a person who the Board deems, in its reasonable judgment to be not acceptable and so informs the undersigned within one week of being notified by undersigned of its desire that such person be appointed; provided that it is agreed that certain current employees of Elliott Associates, L.P., the names and biographical information of whom have been supplied to the Board, are acceptable to the Board. The undersigned hereby agree, solely with respect to this



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    provision, to waive the restriction on increasing the size of the Board of
    Directors referenced to in Section 3.12 the 6% Note Agreement and corresponding provisions relating to the 2% Notes and Amended 2% Notes.

5. Registration of Additional Securities. The Company hereby agrees that for purposes of the Registration Rights Agreement the shares of Common Stock issuable upon conversion of the New Notes and exercise of the New Warrants and the additional shares of Common Stock issuable due to the resetting of conversion and exercise prices pursuant to Section 3 above, shall be deemed "Registrable Securities"; provided that the Company shall not be obligated thereunder to file a new registration statement, seek listing of the new shares of Common Stock or seek "blue sky" qualifications thereof, until the first year anniversary of this Agreement. Thereafter, the time frames and schedules for remedies set forth in the Registration Right Agreement shall apply. Notwithstanding the foregoing, and without limiting any existing rights under applicable registration rights agreements, the Company agrees to keep effective and, where necessary, amend or supplement, any existing registration statement covering Registrable Securities issued or issuable upon (i) conversion of the Notes of (ii) exercise of the Warrants.

6. Payment of Legal Fees. Concurrently with the execution of this Agreement, the Company is tendering to the undersigned (which amount is being deducted from the proceeds of the sale of New Notes and New Warrants hereunder) the sum of $52,263.27, constituting the outstanding legal fees and disbursements incurred by the undersigned in connection with (i) the 6% Note Agreement and the transaction contemplated thereunder and (ii) any other matters (other than matters under this Agreement) under which the Company is bound to reimburse the legal fees and expenses of the undersigned. The Company agrees to reimburse the undersigned within 2 business days of presentation of an invoice for all legal fees and disbursements incurred by the undersigned in connection with the negotiation, preparation and execution of this Agreement, the Security Agreement and the transactions contemplated hereunder and thereunder.

7. Option to Make Additional Investments. The undersigned each shall have the right on a pro rata basis, or as otherwise agreed to by the undersigned, at its option, at any time prior to the date nine months after the date hereof, to make additional investments in the Company, up to the undersigned's pro-rata share of an additional aggregate amount of $5 million, on the terms set forth in this Agreement, provided that such terms shall be subject to adjustment after the date hereof pursuant to any adjustment provisions contained in the New Notes and New Warrants. The pro-rata share shall be determined by dividing the undersigned's purchase price hereunder, as set forth on Schedule I, by $1 million. Without limiting the generality of the foregoing, any additional notes and warrants issued in connection with this option shall have the maturity and expiration dates set forth in this Agreement, and shall have the conversion and exercise prices then applicable to the New Notes and New Warrants and upon their issuance, such notes and warrants shall become "Notes" and "Warrants" for purposes of this Agreement.

8. Representation and Warranties of the Company. The Company hereby restates to the undersigned, as of the date hereof, the representations and warranties set forth in Section 2.1 of the 6% Note Agreement, except as set forth on
    Schedule II hereto. For purposes of the foregoing restatement of representations, references to the term "Transaction Documents" shall refer to this Agreement, the Security Agreement, the New Notes and the New Warrants. The provision of




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    Section 2.1(j), 2.1(o) and 2.1(r) shall refer to the issuance of the New
    Notes and New Warrants and the amendment of the Notes and Warrants held by the undersigned. The date in Section 2.1(s) shall be deemed to refer to October 31, 1999. Also set forth on Schedule II is all of the Company's Intellectual Property (as defined in the 6% Note Agreement).

9.  Representation and Warranties of the Undersigned.

    (a) With respect to their purchase of the New Notes and New Warrants and this Agreement, the undersigned each make the representations set forth in 2.2(a) through (h) as of the date hereof and acknowledge that the provisions of Section 3.1 apply to the New Notes and New Warrants.

    (b) Elliott Associates, LP hereby represents that it is the holder of at least 25.2% of the 6% Notes, at least 23.4% of the Amended 2% Notes and at least 22.9% of the notes issued under the 2% Note Agreement ("Original 2% Notes); Westgate International, LP hereby represents that it is the holder of at least 25.2% of the 6% Notes, at least 23.4% of the Amended 2% Notes and at least 22.9% of the Original 2% Notes; and Alexander Finance, LP hereby represents that it is the holder of at least 40.40% of the 6% Notes, at least 40.4% of the Amended 2% Notes and at least 38.65% of the Original 2% Notes.

10. Legal Opinion. Concurrently with the execution and delivery of this Agreement, the Company is causing its outside counsel to deliver a legal opinion, to the undersigned, regarding the authorization, validity and enforceability of this Agreement, the New Notes, New Warrants and Security Agreement and the validity of the lien granted pursuant to the Security Agreement.

11. Additional Limitations on Conversion and Exercise. The limitations on conversion of the Notes and exercise of the Warrants set forth on Schedule III shall hereafter apply to the Notes and Warrants held by the undersigned. These provisions supersede any prior provisions pertaining to the Notes and Warrants with respect to the percentage ownership of the holders thereof.

12. Amendment to Charter. At the Company's next annual meeting of stockholders which meeting shall be held prior to June 30, 2000, the Company shall amend its Certificate of Incorporation (the "Charter Amendment") so as to authorize the additional shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants as a result of this Agreement and any further financings effected pursuant to Section 7 hereof. If, until the earlier of the filing of the Charter Amendment or June 30, 2000, the Company is unable to honor conversion notices with respect to Notes of the undersigned because the Company lacks sufficient authorized capital, but provided that the Company has reserved all shares of Common Stock available for such purpose on the date hereof for issuance upon conversion of the Notes and exercise of the Warrants, then the undersigned shall not have the right to redeem their Notes on account of such failure, except that such exception shall not apply in the case of: (i) any right to redeem Notes for any other reason, including, without limitation, a "Business Combination" (as defined in the Notes); or (ii) a tender offer, whether by the Company or a third party, for 5% or more of the outstanding Common Stock. In the event that the Company shall fail to comply with the foregoing covenant to file the Charter Amendment, then the undersigned shall have the right to have their Notes redeemed in the manner provided in the Notes where a conversion notice has not been honored in a timely fashion. Notwithstanding anything to the contrary contained herein or in the Notes and Warrants, unless





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    and until the foregoing Charter Amendment is effected, and except with respect to determining the redemption rights referred to above, the Notes and Warrants shall not represent a right in the aggregate to acquire (including with respect to in-kind interest payments) more than the number of shares of Common Stock equal to the number of shares of Common Stock currently authorized by the Company's Certificate of Incorporation reduced by the sum of the number of shares and options issued and outstanding on the date hereof and the number of shares that the holders of Notes and Warrants already have the right to acquire. Until the Charter Amendment is filed, the shares of Common Stock not issued and outstanding and not reserved for the benefit of persons other than the undersigned shall be allocated among the undersigned on a pro-rata basis in connection with the conversion of Notes and the exercise of Warrants.

13. Events of Default. With respect to the Notes, the following shall be added to the "Events of Default" thereof: (a) failure by the Company for ten (10) days after notice to it to comply with any provisions of this Agreement or the Security Agreement; (b) a breach of any representations and warranties made by the Company in this Agreement or the Security Agreement. Without limiting the generality of Section 1(b) hereof, any Event of Default under the Notes other than the New Notes shall be an Event of Default under the New Notes.

14. Miscellaneous.

    (a) In case of any conflict between the terms of this Agreement and the terms of any other document governing the Notes or the Warrants, the terms of this Agreement shall govern.

    (b) As modified herein, the documents relating to the Notes and Warrants remain in full force and effect.

    (c) Except where inapplicable or superseded, the terms of Article V of the 6% Note Agreement (Miscellaneous) shall apply mutatis mutandis to this Agreement.




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     Please indicate your acceptance and agreement of the terms contained herein by countersigning this Agreement and returning a signed copy to the undersigned.

                                      Sincerely,

                                      ELLIOTT ASSOCIATES, L.P.


                                      By:
                                          --------------------------------------
                                      WESTGATE INTERNATIONAL, L.P.
                                      By: Martley International, Inc.
                                               Attorney-in-Fact



                                                  By:
                                                      --------------------------
                                      ALEXANDER FINANCE, L.P.



                                          By:
                                              ----------------------------------
AGREED TO AND ACCEPTED

ILLINOIS SUPERCONDUCTOR CORPORATION



By:
    -------------------------------



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                                   SCHEDULE I

                                                           CREDIT AGAINST     PRINCIPAL AMOUNT OF            AMOUNT OF
PURCHASER                               PURCHASE PRICE     PURCHASE PRICE     NEW NOTES PURCHASED     NEW WARRANTS PURCHASED
---------                               --------------     --------------     -------------------     ----------------------
Elliott Associates, L.P.                   $277,778        $    26,131.64     $277,778                        111,111
Westgate International, L.P.               $277,778        $    26,131.63     $277,778                        111,111
Alexander Finance, LP                      $444,444                           $444,444                        177,778





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                                  SCHEDULE III

LIMITATION ON CONVERSION AND EXERCISE.

         (i) Notwithstanding anything to the contrary herein, the Holder may not use its ability to exercise this [NOTE] [WARRANT] if such exercise would result in the total number of shares of Common Stock deemed beneficially owned by the Holder (other than by virtue of the ownership of [THIS WARRANT] [THIS NOTE] or ownership of other securities that have limitations on a holder's right to convert or exercise similar to those limitations set forth herein), together with all shares of Common Stock deemed beneficially owned by the Holder's Affiliates (as defined in applicable purchase agreement) that would be aggregated for purposes of determining a group under Section 13(d) of the Exchange Act, exceeding 9.99% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"); provided that (w) the Holder shall have the right, at any time and from time to time, to reduce the Restricted Ownership Percentage applicable to it immediately upon written notice to the Company, (x) the Holder shall have the right to increase its Restricted Ownership Percentage and otherwise waive in whole or in part the restrictions of this provision upon 61 days' prior notice to the Company and immediately upon written notice to the Company in the event of an occurrence or notice of an intended or pending Business Combination (as defined in the [APPLICABLE NOTE]) or the delivery by the Company of a notice of a redemption of the [APPLICABLE NOTE] and, (y) unless such right is waived by the Holder, the Holder can make subsequent adjustments pursuant to (w) or (x) any number of times (which adjustments shall each be effective upon 61 days' prior written notice or immediately in the event of a reduction in the Restricted Ownership Percentage or in the event of a Business Combination or redemption). The delivery of an exercise notice by the Holder shall be deemed a representation by the Holder that it is in compliance with this paragraph.

         (ii) Each time (a "Covenant Time") the Holder delivers an [EXERCISE NOTICE] [CONVERSION NOTICE] pursuant to this [WARRANT] [NOTE] to acquire shares of Common Stock (the "Triggering Shares"), the Holder will be deemed to covenant on its own behalf and on behalf of such Holder's Affiliates that it will not, during the balance of the day on which such [EXERCISE NOTICE] [CONVERSION NOTICE] is delivered, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to rights-to-acquire existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (i) the Restricted Ownership Percentage of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (ii) the number of shares of Common Stock actually owned by the Holder and the Holder's Affiliates at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). At each Covenant Time, the Holder shall be deemed to waive any right it would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the Holder under this paragraph. The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based upon the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants. The Holder may therefore from time to time be subject to multiple such covenants, each one having been made at a different



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Covenant Time, and some possibly being more restrictive than others. The Holder at any time must comply with all such covenants then in effect. Notwithstanding the foregoing, this paragraph (ii) may be waived by Holder upon 61 days' prior written notice to the Company.

         (iii) The foregoing provisions shall only apply during those periods when the Holder shall not have the status of a "director" or "director by deputization" of the Company for purposes of Section 16 under the Exchange Act.






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